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                                                                   EXHIBIT 10.13

                              ZymoGenetics, Inc.
                       Key Employee Incentive Plan 2000

Purpose: The "Key Employee Incentive Plan 2000" ("KEIP 2000") is designed to:
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 .  provide to key employees a performance incentive to achieve strategic and research objectives for the Company during the Plan period;
 .  retain key executive and research management talent;
 . provide incentive compensation opportunities for Participants in the Plan that are competitive with other biotechnology companies.

Plan Period: The Plan period will be from January 1, 1999, through December 31,
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2000.

Eligibility: Participants must meet all of the following criteria:
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 .  Employed by ZGI as a Senior Vice President, Vice President, Sr. Research
   Director, Research Director, Administrative Director, or Principal Scientist; . Employed by ZGI in a "regular" status on or before June 30 of either Plan year.
 .  Work a minimum of 1000 hours per year;
 .  Employed by ZGI on December 31, 2000, to receive a bonus (employees on approved leave-of-absence are eligible to the extent required by law);
 .  Cannot be an expatriate employee covered by a Novo Nordisk International
   Assignment Agreement;
 .  Work performance must be satisfactory.

Performance Measure: Award payments will be based on meeting the criteria set by
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Senior Management of ZGI.

For Calendar Year 1999: Generate sufficient biological data indicative of therapeutic utility for 4 proteins and the necessary reagents to initiate testing of these proteins at ZGI in clinically-relevant animal models.

 .  Two (2) proteins in 1999 = 50% of eligible bonus amount;
 .  Three (3) proteins in 1999 = 75% of eligible bonus amount;
 .  Four (4) proteins in 1999 = 100% of eligible bonus amount;
 .  Five (5) proteins in 1999 = 125% of eligible bonus amount.
Results for each year of the two-year plan will be calculated independently

For Calendar Year 2000: Generate sufficient biological data indicative of therapeutic utility for 4 proteins and the necessary reagents to initiate testing of these proteins at ZGI in clinically-relevant animal models. In addition, ZGI will initiate 2 pivotal preclinical efficacy studies, one of which provides the data necessary to proceed to an IND.

 .  Two (2) proteins; 1 preclinical efficacy study in 2000 = 50% of eligible bonus amount;
 .  Three (3) proteins; 2 preclinical efficacy studies in 2000 = 75% of eligible bonus amount;
 .  Four (4) proteins; 2 preclinical efficacy studies; data for 1 IND in 2000 =
   100% of eligible bonus amount;
 .  Five (5) proteins; 3 preclinical efficacy studies; data for 1 IND in 2000; OR
                                                                              --
   Four (4) proteins, 2 preclinical efficacy studies; data for 2 INDs in 2000 = 125% of eligible bonus amount.

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Participant Incentive Percentage:
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Senior Vice Presidents, Vice Presidents = 25%

Senior Directors, Directors, Principal Scientists = 15%.

Calculation of Award: The award formula is the Participant Incentive Percentage
---------------------                          --------------------------------
for the Plan period, multiplied by the Aggregate Base Salary of the Participant
                                       ---------------------
for the Plan period, multiplied by the Performance Measure:
                                       -------------------

     Incentive % x Aggregate Base Salary for Plan Period x Criteria %.

For example, a Sr. Director is participating in the Plan and has an aggregate base salary of $250,000 for the two-year Plan period. Four proteins were achieved in each year during the Plan period. Hence, the following award payment will be made to this individual:

     Incentive Award = 15% x $250,000 x 100% = $37,500.


Payment and Timing of Incentive Awards: Incentive awards will be paid in a lump
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sum no later than thirty days following the end of the Plan period, and will be subject to federal withholding tax as required by law.

Plan Administration: The President, with approval of the Board of Directors of
--------------------
ZymoGenetics, will evaluate Plan performance, determine and authorize payment of awards from the Plan, change participation in the Plan, and implement changes to the terms and conditions of the Plan as necessary. The Plan may be terminated or modified at any time with the recommendation of the President and the approval by the Board of Directors of ZymoGenetics, without notice by the Company, and without the consent of any Participant in the Plan. The right to revise, modify, or terminate an award to accommodate special or unusual circumstances remains the sole discretion of the President of ZymoGenetics, Inc., subject to approval by the Board of Directors.

Termination of Employment: A Participant whose employment is terminated for any
--------------------------
reason other than death, disability (as defined by the Company's Long Term Disability Plan), normal or early retirement, or cancellation of their employment contract, forfeits all rights to payment of awards under the Plan.

A Participant who is terminated as a result of normal or early retirement, or who transfers to another Novo Nordisk affiliate, may be paid an incentive award at the discretion of the President of ZymoGenetics, Inc. In the event of death, a normal award will be paid on behalf of the Participant to the most current beneficiary, or beneficiaries, specified in the Participant's Group Life Insurance Plan. The award payment will be based on a normal award amount accrued through the end of the Plan period, utilizing most recent base salary. In the event of disability (as defined by the Company's Long Term Disability
Plan), a normal award payment will be paid to the Participant based on the normal award amount accrued through the end of the Plan period, utilizing most recent base salary.

No Right of Continued Employment: No portion of this Plan is to be construed as
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a contract for the purposes of compensation or for continued employment by the
Company.

Affect on Other Plans: The payment of an award is excluded from, and in no
----------------------
manner affects, the calculation or determination of benefits under any other Company plan or program.

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Assignments and Transfers: The rights and interests of a Participant under the
--------------------------
Plan may not be assigned, encumbered, or transferred, except in the event of death of a Participant, to his designated beneficiary, or in the absence of such designation, by will or the law of descent and distribution.

Confidentiality: Participants shall treat the terms of the "KEIP 2000" as
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confidential business information. Participants shall not disclose to third parties the Participant's eligibility for or earnings under "KEIP 2000", except as it is necessary for legitimate business purposes.

Dispute Resolution Process: The parties agree to final and binding arbitration
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of any and all disputes between the parties and the Company relating to the
"KEIP 2000 Plan", except that if the Company seeks injunctive relief for the parties' violation of the confidentiality provisions of this Agreement, it may seek injunctive relief from a court for violation of the confidentiality provisions. In any event, it need not be first submitted to arbitration. The prevailing in any arbitration or judicial proceeding shall be entitled to reasonable attorneys fees and all reasonable fees for experts and taxable costs. Any arbitration shall be conducted in accordance with the law and procedures detailed below.

     (a) Notice. In the event that the parties or the Company seek to arbitrate
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     any dispute, they must so inform the other in writing be certified mail within ninety (90) days of notice of the incident or the event which is the subject of arbitration. Failure to provide such notification shall constitute a waiver of the claim and shall operate as a complete bar to the assertion of the claim either affirmatively or as a counter-claim or setoff and that bar shall apply in all arbitration and/or judicial proceedings. Although a claim may be barred if timely notice is not given, that may not preclude evidence of the incident being admitted in another proceeding at a later date. The arbitrator shall apply the Washington rules of evidence in making the determination as to admissibility.

     (b) Reply and Arbitrator Selection. Upon receipt of a written notice of
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     intent to arbitrate any issue, the responding party shall have fourteen
     (14) days from receipt to specify in writing by certified mail any additional issues to be arbitrated. The parties also shall have thirty (3) days from receipt of the initial notice of intent to arbitrate to mutually agree on an arbitrator. If they are unable to do so in this time period, either party may apply to the Presiding Judge, King County Superior Court, to appoint an arbitrator. Any arbitrator selected by the parties or appointed by the Court must be an attorney with ten (10) or more years of experience in the practice of law.

     (c) Scheduling of Hearing. The arbitrator will schedule a hearing, which
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     normally will be held in King County within sixty (60) days of the initial notice of intent to arbitrate. Before the arbitration hearing each party shall have the right to take only one deposition of the other party, as well as the deposition of any expert designated by the other party. Once the hearing begins it shall proceed on consecutive days to conclusion unless the parties agree otherwise. The parties and the Company will have the right at the hearing to call witnesses, present documents, and argue their respective positions to the arbitrator. The parties will follow the Commercial Arbitration Rules and procedures of the AAA, except to the extent the parties have provided for other rules and procedures in the Agreement, but the parties need not submit the dispute to the AAA for administration. Each party shall bear one half of the AAA fee, arbitrator fee, and hearing costs.

     (d) Confidentiality. The arbitration proceeding shall be confidential. The
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     parties and the arbitrator shall keep all matters in connection with the arbitration proceeding and the underlying dispute confidential and consistent with the need to prepare and present their case.

     (e) Governing Law. The arbitrator shall apply the then current substantive
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     law of the State of Washington and the Ninth Judicial Court. All claims, defenses and remedies under these laws are

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     applicable, unless expressly excluded under this Agreement. The arbitration procedure set out in this arbitration agreement shall be the exclusive method available to the parties to raise any dispute with the Company.

     (f) Enforcement. The parties agree that any action to enforce this
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     Agreement to arbitrate or to enforce or vacate the arbitrator's award shall be governed by the law of the Federal Arbitration Act, which shall be applied by whatever court, state or federal, which has jurisdiction over enforcement or vacation of the award.

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                              ZymoGenetics, Inc.
                   Employee Acknowledgment Form and Release


The undersigned Employee hereby acknowledges that he/she has been designated to participate in the "Key Employee Incentive Plan 2000" for the period from January 1, 1999 through December 31, 2000. Employee, as a condition of participation, hereby waives and releases any claim Employee may have, whether known or unknown, under any prior bonus or incentive plan.



__________________                                     _____________

Employee                                               Date

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